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                                  EXHIBIT 21.0
                   SUBSIDIARIES OF JACKSONVILLE BANCORP, INC.
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                     JACKSONVILLE BANCORP, INC. SUBSIDIARIES




                                     PARENT

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                           JACKSONVILLE BANCORP, INC.
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                                   SUBSIDIARY


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                              THE JACKSONVILLE BANK
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